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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 16, 2000 on Fox Entertainment Group, Inc.'s consolidated financial statements for the year ended June 30, 2000, included in The News Corporation Limited's Form 20-F for the year ended June 30, 2000, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Los Angeles, California

March 15, 2001